Exhibit 10.3


                            NOTE REPURCHASE AGREEMENT


AGREEMENT, dated as of December 28, 2001 (the "Agreement") by and between NORLAND MEDICAL SYSTEMS, INC., a Delaware corporation ("Norland") on one hand; and NISSHO IWAI AMERICAN CORPORATION, a New York corporation ("NIAC"), on the other hand.


      WHEREAS, NIAC (the "Note Holder") holds a promissory note dated as of March 28, 1999 (the "Note") pursuant to which Norland promises to pay the Note Holder on September 11, 2002 (the "Maturity Date") the amount of $695,831;


      WHEREAS, Norland has the right to extend the Maturity Date for additional period of two years until September 11, 2004;


      WHEREAS, the Note Holder has agreed to discount the Note in order to induce Norland to repurchase the Note on or before April 30, 2002;


      NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereby agree as follows:


1. REPURCHASE OF NOTE. Subject to the terms and conditions herein set forth, the Note Holder agrees to sell to Norland, and Norland agrees to purchase from the Note Holder, by the Closing Date (as defined in Section 2 hereof), the Note for an aggregate amount of $278,333. All accrued and unpaid interests on the Note shall be waived. The Note Holder agrees that the payment received pursuant to this Agreement shall be in full satisfaction of the Note.


2.    CLOSING. The "Closing Date" shall be the earlier of (i) April 30, 2002,
      (ii) the date of the closing of the transaction for the sale of certain assets of Norland referred to in Mr. R. Bonmati's letter of December 26, 2001 to NIAC or (iii) such other earlier date as may be mutually agreed upon by the Note Holder and Norland. The closing will take place 10:00 a.m. on the Closing Date at the offices of Norland, 106 Corporate Park Drive, Suite 106, White Plains, New York 10604, or at such other time and place on the Closing Date as the Note Holder and Norland shall agree. At such closing Norland shall deliver to NIAC the amount of $278,333 in the form of a Certified or Cashier's Check, against receipt by Norland of the original Note.


3. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and all of such counterparts shall for all purposes constitute an agreement, binding on the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.


4. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the choice of law principles of such laws.

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5.    TERMINATION. Except as amended herein, the Note shall remain in full force and effect. If Norland fails to repurchase the Note by the Closing Date, then this Agreement shall become null and void as though this Agreement had never been entered into.


6. ENTIRE AGREEMENT. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof.


            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


                                    NORLAND MEDICAL SYSTEMS INC.








                                    By:  /s/ Reynald G. Bonmati
                                         -------------------------------
                                            Name:  Reynald G. Bonmati
                                            Title: Chief Executive Officer





                                    NISSHO IWAI AMERICAN CORPORATION








                                    By: /s/ Masakazu Arisaka
                                        --------------------------------------
                                           Name:  Masakazu Arisaka
                                           Title: Senior Vice President